UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2016

HIGH PERFORMANCE BEVERAGES COMPANY

(Exact name of registrant as specified in its charter)

Nevada	000-55973	27-3566307
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5137 E. Armor St., Cave Creek, AZ 85331

(Address of principal executive offices) (Zip code)

602.326.8290

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Convertible Promissory Note

On September 22, 2016 (the “Effective Date”), High Performance Beverages Company, a Nevada corporation (the “Company”), sold an Original a 12% Convertible Promissory Note in the principal amount of $110,000 (the “Note”) for cash consideration of $10,000 with $1,000 being retained by the purchase of the Note through an original issue discount for due diligence and legal fees related to the Note purchase.

The Note may be converted into common stock of the Company at any time at a price equal to 60% of the lowest trading price of the Company’s common stock during the 10 consecutive trading days prior to the date on which Holder elects to convert all or part of the Note. However, If the Company is placed on “chilled” status with the Depository Trust Company (“DTC”), the discount shall be increased by 10%, i.e., from 40% to 50%, until such chill is remedied. If the Company is not Deposits and Withdrawal at Custodian (“DWAC”) eligible through their Transfer Agent and DTC’s Fast Automated Securities Transfer (“FAST”) system, the discount will be increased by 5%, i.e., from 40% to 45%. In the case of both, the discount shall be a cumulative increase of 15%, i.e., from 40% to 55%.

Any default of the Note (as set forth in the Note) not remedied within the applicable cure period will result in a permanent additional 10% increase, i.e., from 40% to 50%, in addition to any other discount, to the Conversion Price discount. Additionally, if an event of default occurs (as defined in the Note), the outstanding principal amount of the Note shall become at the holder’s electing immediately due an amount equal to 150% of the outstanding principal amount of the Note. Commencing 5 days after the occurrence of any event of default that results in the eventual acceleration of the Note, the Note will accrue an additional interest, in addition to the Note’s guaranteed interest at a rate equal to the lesser of 22% per annum or the maximum rate permitted by applicable law.

The Note matures September 22, 2017 (“Maturity Date”). The Company may prepay the Note as follows:

Days Since Effective Date	Prepayment Amount
Under 30	100% of Principal Amount
31-60	110% of Principal Amount
61-90	120% of Principal Amount
91-120	130% of Principal Amount
121-150	140% of Principal Amount
151-180	150% of Principal Amount

After 180 days from the Effective Date the Note may not be prepaid without written consent from holder.

The Note shall not be converted to the extent that such conversion would result in beneficial ownership by the holder and its affiliates to own more than 9.99% of the issued and outstanding shares of the Company’s common stock.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 with respect to the Note, the Exchange Agreement and the Exchange Note is hereby incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 with respect to the Note and the Exchange Agreement and the Exchange Note is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description
4.1	Original Issue 12% Convertible Promissory Note

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGH PERFORMANCE BEVERAGES COMPANY

Dated: September 30, 2016	By:	/s/ Toby McBride
Name: Toby McBride
Title: Chief Executive Officer

3